UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 27, 2006

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 80th Street, Kenosha, Wisconsin 53141
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

1.   On February 16, 2006, the Board of Directors (the “Board”) of Snap-on Incorporated (the “Company”) approved an amended and restated Snap-on Incorporated 2001 Incentive Stock and Awards Plan (the “Amended Plan”). The Company’s shareholders approved the Amended Plan at the 2006 Annual Meeting of Shareholders held April 27, 2006. The purpose of the Amended Plan is to attract and retain outstanding people as officers, directors and employees and to increase shareholder value. The Amended Plan motivates participants by offering them the opportunity to acquire shares of our Common Stock, receive monetary payments based on the value of those shares, or receive other incentive compensation.

The Amended Plan is administered by the Organization and Executive Compensation Committee (the “Compensation Committee”). However, the Board will approve grants of awards to non-employee Directors. In this summary, reference to the “Compensation Committee” shall be deemed to include the Board in its capacity with respect to non-employee Director awards.

The following is a summary of the Amended Plan, which is qualified in its entirety by reference to the full text of the Amended Plan.

    Awards Under The Plan; Available Shares

The Amended Plan permits the grant of

•	stock options, which may be either “incentive stock options” meeting the requirements of section 422 of the Internal Revenue Code (the “Code”) (which we refer to as “ISOs”) or “non-qualified stock options” that do not meet the requirements of section 422 of the Code;
•	performance shares;
•	performance units;
•	restricted stock; and
•	annual incentive awards (provided that non-employee Directors may not be granted annual incentive awards).

The Compensation Committee can determine the types of awards to be granted, including

•	the awards to be granted to each participant;
•	the number of shares of our Common Stock with respect to which an award is granted; and
•	any terms of any award.

The Compensation Committee can grant awards under the Amended Plan either alone or in addition to any other award (or any other award granted under another of our plans). It also can grant tandem awards.

The Plan was first approved by shareholders in 2001 and authorized the issuance of 5,000,000 shares. The Amended Plan reserves an additional 2,800,000 shares of our Common Stock for issuance. The number of shares reserved for issuance will be reduced only by the number of shares delivered in payment or settlement of awards. These numbers may be adjusted to prevent dilution as described in the Amended Plan.

In general, if an award terminates or is canceled without the issuance of shares or a cash payment, or if shares are issued under any award and we reacquire them pursuant to rights we reserved on the issuance of the shares, or if shares are delivered to us in payment of the exercise price of an award, then these shares may be reused for new awards under the Amended Plan. When the Plan was first approved by shareholders in 2001, it replaced the Amended and Restated Snap-on Incorporated 1986 Incentive Stock Program (the “1986 Program”). The 1986 Program is no longer in effect. If any shares subject to awards granted under the 1986 Program would again become available for new grants under the terms of the 1986 Program if it were still in effect, then those shares will generally be available to grant awards under the Amended Plan. Those shares are not available for future awards under the terms of the 1986 Program.

The Amended Plan also provides that, subject to adjustment to prevent dilution, no participant may be granted awards that could result in such participant receiving in any single fiscal year

•	stock options for more than 1,000,000 shares of our Common Stock;
•	awards of restricted stock relating to more than 200,000 shares;
•	performance shares relating to more than 100,000 shares;
•	awards of performance units for more than 100,000 shares; or
•	an annual incentive award greater than $3,000,000.

    Terms of Awards

        Stock Options.   The Compensation Committee establishes the exercise price for each stock option, which may not be less than the fair market value of the shares subject to the stock option as determined on the grant date. A stock option will be exercisable on the terms the Compensation Committee specifies, except that a stock option must terminate no later than ten years after the grant date. In all other respects, unless the Compensation Committee determines otherwise, the terms of any ISO must comply with the provisions of section 422 of the Code.

Each non-employee Director stock option will, except as otherwise provided, terminate in ten years, or a lesser period of time, depending on the Director’s age, years of service and reason the Director ceases to serve on the Board.

        Restricted Stock, Performance Shares and Performance Units.    Under the Amended Plan, each award of restricted stock, performance shares or performance units may be subject to such terms as the Compensation Committee deems appropriate, including achievement of one or more performance goals. However, except for awards to non-employee Directors a restricted stock award must have a restriction period of at least one year if it requires the achievement of performance goals, and at least three years if it is not subject to performance goals.

For purposes of the Amended Plan, performance goals are generally goals that relate to achievement of certain financial results, including results with respect to revenue, cash flow, net cash provided by operating activities, net cash provided by operating activities less net cash used in investing activities, cost of goods sold, ratio of debt to debt plus equity, profit before tax, gross profit, net profit, net sales, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, fair market value per share, basic earnings per share, diluted earnings per share, return on shareholder equity, average accounts receivable, average inventories, return on average total capital employed, return on net assets employed before interest and taxes, economic value added, return on year-end equity, and/or in the case of awards that the Compensation Committee determines will not be considered “performance-based compensation” under Code section 162(m), other goals the Compensation Committee may establish.

The Compensation Committee may also provide for acceleration of restrictions on restricted stock, and deemed achievement of performance goals subject to an award, upon a participant’s death, disability or retirement. The Compensation Committee may determine to pay performance units in cash, in shares, or in a combination of cash and shares.

        Annual Management Incentive Awards.   Under the Amended Plan, the Compensation Committee will determine the terms of any annual incentive awards it grants. However, payment of all or any portion of the amount subject to the annual incentive award must be contingent on the achievement or partial achievement of one or more of the performance goals during the specified period. An annual incentive award must relate to a period of at least one year unless the award is made when employment begins or a promotion occurs.

        Non-employee Director Awards.   The Amended Plan provides that the non-employee Directors will receive awards under the Plan subject to the terms and conditions set by the Board. Non-employee Directors will not be eligible to receive incentive stock options or annual incentive awards.

        Other Terms.   Any award granted under the Amended Plan may also be subject to other provisions (whether or not applicable to an award awarded to any other participant) as the Compensation Committee determines appropriate, including, without limitation, provisions to

•	defer the delivery of shares or recognition of taxable income relating to awards or cash payments derived from the awards (provided that such a deferral will not result in an increase in the number of shares issuable under the Amended Plan);
•	purchase shares under stock options in installments;
•	pay for stock options using cash or other shares or other securities of Snap-on;
•	allow the participant to receive dividend payments or dividend equivalent payments for the shares subject to the award (both before and after such shares are earned, vested or acquired); and
•	restrict resale or other disposition.

    Change of Control

Except to the extent the Compensation Committee provides a result more favorable to holders of awards, in the event of a Change of Control

•	all outstanding options shall vest automatically;
•	restricted stock that is not vested before a Change of Control will vest on the date of the Change of Control;
•	each holder of a performance share or performance unit that has been earned but not yet paid will receive cash equal to the value of the performance share and/or performance unit; and
•	all annual incentive awards that are earned but not yet paid will be paid, and all annual incentive awards that are not yet earned will be deemed to have been earned pro rata, as if the performance goals were attained as of the effective date of the Change of Control, based on the participant’s maximum award opportunity for the fiscal year multiplied by the percentage of the fiscal year elapsed as of the date of the Change of Control.

    Transferability

Awards granted under the Amended Plan are not transferable other than by will or by law. Additionally, the Compensation Committee may allow a participant to designate a beneficiary to exercise the award after the participant’s death.

    Amendment and Termination of the Amended Plan

The Amended Plan will terminate, and no award may be granted, more than ten years after the date our shareholders approve the Amended Plan, unless the Board earlier terminates the Amended Plan as described below.

The Board may amend, alter, suspend, discontinue or terminate the Amended Plan at any time, except that shareholders must approve any amendment of the Amended Plan if (a) such approval is required by law or the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which our Common Stock is then traded; or (b) the amendment materially increases the number of shares reserved for issuance or relates to participant limitations (subject to the adjustment provisions provided in the Amended Plan), shortens the restriction periods for restricted stock, or amends the repricing provisions.

    Repricing

The Compensation Committee may not decrease the exercise price for any outstanding stock option granted under the Amended Plan after the grant date or allow a participant to surrender an outstanding stock option granted under the Amended Plan for a new stock option with a lower exercise price.

The Amended Plan is described in greater detail, and a copy of the Amended Plan is included, in the Company’s proxy statement filed with the Securities and Exchange Commission in connection with the annual meeting of shareholders held on April 27, 2006.

2.   Effective as of April 27, 2006, Mr. Thomas J. Ward, the Company’s Vice President and President – Diagnostics and Information Group and President – Sales and Franchising for Snap-on Tools Company LLC entered into the Company’s form of Restated Senior Officer Agreement (the “Senior Officer Agreement”). In conjunction with the entrance into a Senior Officer Agreement with Mr. Ward, the Executive Agreement that had previously been in place between Mr. Ward and the Company was terminated. The form of Senior Officer Agreement was attached as Exhibit 10(c) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2002 and is incorporated herein by reference. The Senior Officer Agreement will provide continued compensation and benefits in the event of a change of control as defined therein. The Senior Officer Agreement has a one-year term and is automatically extended from year to year, unless notice is given. The Senior Officer Agreement also provides that if there is a change of control, then the terms will continue for 24 months.

In the event of such change of control, if Mr. Ward is terminated and is entitled to termination benefits, then he will receive lump-sum payments equal to three times the sum of his highest base salary and the higher of the annual bonus target opportunity or the payment during the three years before the change of control. Mr. Ward will also receive an additional payment to cover any excise taxes (and related income taxes) that may result from the lump-sum payments and may continue to receive health and life insurance benefits, if desired, for three years. Mr. Ward will be entitled to the termination benefits if his employment is constructively terminated without cause in anticipation of or within two years following the change of control, or if he voluntarily terminates employment between 12 and 18 months following the change of control.

3.   Effective as of April 27, 2006, Ms. Constance R. Johnsen, Vice President and Controller, entered into the Company’s form of Restated Executive Agreement (the “Executive Agreement”). The form of Executive Agreement was attached as Exhibit 10(d) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2002 and is incorporated herein by reference. The Executive Agreement will provide continued compensation and benefits in the event of a change of control as defined therein. The Executive Agreement has a one-year term and is automatically extended from year to year, unless notice is given. The Executive Agreement also provides that if there is a change of control, then the terms will continue for 24 months.

In the event of such change of control, if Ms. Johnsen is terminated and is entitled to termination benefits, then she will receive lump-sum payments equal to one and one-half times the sum of her highest base salary and the higher of the annual bonus target opportunity or the payment during the three years before the change of control. Ms. Johnsen will also receive an additional payment to cover any excise taxes (and related income taxes) that may result from the lump-sum payments and may continue to receive health and life insurance benefits, if desired, for three years. Ms. Johnsen will be entitled to the termination benefits if her employment is constructively terminated without cause in anticipation of or within two years following the change of control, or if she voluntarily terminates employment between 12 and 18 months following the change of control.

4.   Effective as of April 27, 2006, the Compensation Committee approved a grant of 5,000 non-qualified stock options to Mr. Ward. The stock options will vest at the rate of one-half on April 27, 2007 and one-half on April 27, 2008.

5.   Effective as of April 27, 2006, the Board granted each non-employee Director $75,000 worth of Restricted Stock pursuant to the Amended Plan. The number of shares of Restricted Stock issued was determined by valuing each share at $38.33 — the average closing price for the Company’s stock for the 30 business days prior to April 27, 2006. As a result, each non-employee Director received 1,957 shares of Restricted Stock. All restrictions will lapse after retirement from the Board, upon death or upon a Change in Control (the “Restriction Period”). When the restrictions lapse, the non-Director will receive a stock certificate for the shares. The non-employee Director will have full voting rights with respect to the Restricted Stock held for the non-employee Director by the Company during the Restriction Period. The non-employee Director will receive all cash and stock dividends during the Restriction Period on the Restricted Stock.

Item 1.02     Termination of a Material Definitive Agreement

On April 27, 2006, the Board agreed to terminate $25,000 of life insurance coverage for all non-employee Directors effective July 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SNAP-ON INCORPORATED
Date: May 3, 2006	By: /s/ Susan F. Marrinan
Susan F. Marrinan, Vice President,
Secretary and Chief Legal Officer